







                         AMERITECH CORPORATE RESOURCE
                               TRANSFER PROGRAM
                               ----------------
          (As Amended and Restated Effective as of December 1, 1995)






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                         AMERITECH CORPORATE RESOURCE
                               TRANSFER PROGRAM
                               ----------------

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                               TABLE OF CONTENTS
                               -----------------

SECTION                                                              PAGE
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

  1              Definitions                                            1

  2              Residence Relocation Differential                      1

  3              Home Purchase Differential                             3

  4              General Provisions                                     4

  Appendix I

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                         AMERITECH CORPORATE RESOURCE
                               TRANSFER PROGRAM
                               ----------------

          (As Amended and Restated Effective as of December 1, 1995)


Section 1.  Definitions
            -----------

        1. The word "Program" shall mean the Ameritech Corporate Resource Transfer Program.

        2. The word "Company" shall mean Ameritech Corporation, or its successors.

        3. The word "Employer" shall mean the Company and each Subsidiary or Affiliate of the Company which, with the consent of the Company, adopts the Program. The word "Subsidiary" means any corporation of which the Company owns at least 50% of the combined voting power of all classes of stock entitled to vote. The word "Affiliate" means any corporation other than a Subsidiary which would be a member of a controlled group of corporations with the Company under Section 1563(a) of the Internal Revenue Code of 1986, as amended.

        4. The term "eligible employee" shall mean a management employee on the active roll of the Company who (a) is a member of the Company's Management Committee or (b) has attained any of salary grades CR 5 through 9.


Section 2.  Residence Relocation Differential
            ---------------------------------

        1. An eligible employee shall be entitled to receive a Residence Relocation Differential if:

            (a) the employee's primary work location within an Employer has been changed at the direction of the Employer or the employee's primary work location has changed because of a transfer to one Employer from another Employer.

            (b) the employee is eligible for reimbursement for moving expenses under the Ameritech Relocation Plan for Management Employees, as applied at the new work location (unless a waiver of this condition because of unusual circumstances is approved by the employee's supervisor and the Company's Senior Vice President - Human Resources), and

            (c) the employee moves to a new residence, within a 12-month period of the employee's transfer to the new work location.

        For the purpose of Paragraph l(c), an employee is considered to move to a new residence on the date of the closing in the case of a residence which is purchased, or in the case of a residence which is rented, on the earliest date in the rental period for which no reimbursement with respect to rent is made from an Employer to the employee. Also, in the case of rented premises, the suitability of such premises for use as a residence must be approved by the Company's Senior Vice President - Human Resources.

        2. (a) Except as provided in Paragraph 2(c) and (d) of this Section 2, a Residence Relocation Differential shall be paid with respect to the 36-month period which begins with the first day of the month which contains the effective date of the employee's transfer to the new work location. The Residence Relocation Differential with respect to the first 12 months of the 36-month period shall equal 10% of the employee's base salary on the effective date of transfer to the new work location, or 8% of the employee's position rate on such effective date of transfer, whichever is higher. The Residence Relocation Differential with respect to the next 12-month period shall equal 80% of the Residence Relocation Differential during the first 12-month period. The Residence Relocation Differential with respect to the final 12-month period shall equal 60% of the Residence Relocation Differential during the first 12-month period.

            (b) The amount of Residence Relocation Differential payable with respect to each 12-month period shall be paid to an employee in equal monthly installments except that the amount payable with respect to any month preceding the month in which the employee moves to a new residence shall be accumulated and paid to such employee only after he has moved to a new residence. The Company's Senior Vice President - Human Resources shall have the authority to approve payment of any accumulated amounts in a lump sum or in a series of equal monthly installments not exceeding 12.

            (c) If an employee becomes an eligible employee after the employee has transferred to a new work location, the payment of a Residence Relocation Differential shall not be made with respect to any month (in the 36-month period referred to in Paragraph 2(a)) prior to the month in which the employee becomes an eligible employee. Furthermore, the Residence Relocation Differential for any such employee may be determined by substituting the words "the date the employee became an eligible employee" for "the effective date of transfer to the new work location" and for "such effective date of transfer" in the second sentence of Paragraph 2(a) of this Section 2.

            (d) The payment of a Residence Relocation Differential with respect to an employee's transfer to a new work location shall not be made with respect to any month after the month in which:

                      (i) the employee, who has rented a residence near the new work location, ceases to occupy such residence and returns to his former residence, or

                     (ii) the employee becomes entitled to a Residence Relocation Differential with respect to a subsequent change to another new work location, or

                    (iii) the employee retires, dies or terminates employment with the Employers, or

                     (iv)  the employee commences a leave of absence, or

                      (v) the employee ceases to be an eligible employee, and it shall be the responsibility of the employee to repay the Residence Relocation Differential paid in error with respect to any such month.

            Notwithstanding the provisions of this Paragraph 2(d)(iv) or (v), the Company's Senior Vice President - Human Resources shall have the authority to approve the continuation of payment of all or part of the Residence Relocation Differential with respect to an employee, or to approve the payment in a lump sum of all or part of the Residence Relocation Differential which would otherwise be payable on a monthly basis.

            (e) If an eligible employee transfers from one Employer to another Employer without changing his primary work location while such employee is receiving a Residence Relocation Differential under the Program, then the Employer to which such employee transfers shall continue to pay to such employee the amount of Residence Relocation Differential for the remainder of the 36-month period which would have been payable under the Program had the employee not transferred to such Employer.


Section 3.  Home Purchase Differential
            --------------------------

        1. Effective as of January 1, 1987, an eligible employee shall be entitled to receive a Home Purchase Differential if:

            (a) the employee's primary work location has been changed at the direction of an Employer or the employee's primary work location has changed because of a transfer to one Employer from another Employer,

            (b) the employee purchases a residence within twelve months from the date of transfer, and

            (c) the new work location is in one of the Company's regional headquarters cities.

        2. The amount of an eligible employee's Home Purchase Differential shall be determined in accordance with Appendix I, attached hereto, as it may be amended from time to time. An eligible employee's Home Purchase Differential shall be paid in a lump sum as soon as practicable following his purchase of a residence in the new location. An employee is considered to have purchased a new residence on the date of the closing for such residence.

        3. The Employer shall pay the Federal, state and local income taxes associated with the Home Purchase Differential. This payment shall be made at the same time the Home Purchase Differential is made and shall be calculated at the maximum tax rate, as of the closing date for the residence.


Section 4.  General Provisions
            ------------------

        1. The Residence Relocation Differential component of the Program became effective on January 1, 1984 and the Home Purchase Differential component of the Program became effective as of January 1, 1987.

        2. The Company's Senior Vice President - Human Resources shall have the exclusive right and discretion to administer and interpret the Program and the entitlement to benefits under the Program. Any decision made by the Senior Vice President - Human Resources on any matter within the Senior Vice President - Human Resources' discretion is conclusive, final and binding on all persons.

            The Company's Senior Vice President - Human Resources shall grant or deny claims for benefits under the Plan and authorize disbursements. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any employee whose claim has been denied, setting forth the specific reasons for such denial. The review and appeal procedures for an employee whose claim has been denied shall be the responsibility of the Human Resources Committee of the Company's Board of Directors.

        3. The Company's Senior Vice President - Human Resources or his delegate shall approve payments under the Program to eligible employees.

        4. The rights of an employee to benefits under the Program shall not be subject to assignment or alienation.

        5. Benefits under the Program shall be excluded in determining benefits under any pension, retirement, disability, death, savings or other benefit plans of the Employers.

        6. All costs of providing the benefits under the Program shall be charged to the operating expense accounts of the Employer when and as paid.

        7. The Company may from time to time make changes in the Program and the Company may terminate the Program, but such changes or termination shall not adversely affect the rights of any employee, without his consent, to any benefit under the Program to which such employee may have previously become entitled prior to the effective date of such change or termination. The Company's Senior Vice President - Human Resources with the approval of the Company's Executive Vice President and General Counsel shall be authorized to make minor or administrative changes to the Program.

                                                                APPENDIX I

                              CORPORATE RESOURCE
                      HOME PURCHASE DIFFERENTIAL AMOUNTS
                               EFFECTIVE 1-1-91
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CHICAGO TO:                          Amount
                                     ------

    Detroit                               0
    Milwaukee                             0
    Cleveland                             0
    Indianapolis                          0

DETROIT TO:

    Chicago                          48,000
    Milwaukee                             0
    Cleveland                             0
    Indianapolis                          0

MILWAUKEE TO:

    Chicago                          43,000
    Detroit                               0
    Cleveland                             0
    Indianapolis                          0

CLEVELAND TO:

    Chicago                          49,400
    Detroit                          10,000
    Milwaukee                             0
    Indianapolis                          0

INDIANAPOLIS TO:

    Chicago                          37,700
    Detroit                          23,500
    Milwaukee                        10,000
    Cleveland                             0

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